UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): May 11, 2015

Juno Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36781	46-3656275
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

307 Westlake Avenue North, Suite 300

Seattle, Washington 98109

(Address of principal executive offices) (Zip code)

(206) 582-1600

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 11, 2015, Juno Therapeutics, Inc. (“Juno”) entered into a Share Purchase Agreement (the “SPA”) with Dr. Herbert Stadler, Dr. Lothar Germeroth, and Prof. Dr. Dirk Busch (collectively, the “Sellers”) pursuant to which Juno acquired all the equity interests in Stage Cell Therapeutics GmbH (“Stage”) that were not already owned by Juno (the “Acquisition”). Prior to the Acquisition, Stage was party to a license and supply agreement with Juno and Juno held an approximate 5% equity stake in Stage. The closing of the Acquisition occurred on May 11, 2015. As a result of the Acquisition, Stage has become a wholly owned subsidiary of Juno and Juno plans to change the entity’s name to Juno Therapeutics GmbH.

Pursuant to the SPA, Juno paid an aggregate of €52.5 million in cash and issued an aggregate of 486,279 shares of Juno’s common stock to the Sellers and certain holders of equity-based awards in Stage. Juno has also agreed to pay earn out payments of up to an aggregate of €135.0 million in cash based on the achievement of certain technical, clinical, regulatory, and commercial milestones related to novel reagents (€40.0 million), advanced automation technology (€65.0 million), and Stage’s existing clinical pipeline (€30.0 million).

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the SPA, which is filed as Exhibit 2.1 to this Current Report on Form 8-K.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The disclosure included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference. Within 71 days of the date on which this Current Report on Form 8-K was required to be filed with the SEC, Juno will file with the Securities and Exchange Commission (the “SEC”) the financial statements and pro forma financial information required to be filed pursuant to Item 9.01 of Form 8-K.

Item 2.02	Results of Operations and Financial Condition.

On May 11, 2015, Juno announced its financial results for the quarter ended March 31, 2015. The full text of the press release issued in connection with the announcement is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in Item 2.02 of this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference under the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such a filing, regardless of any general incorporation language in any such filing, unless Juno expressly sets forth in such filing that such information is to be considered “filed” or incorporated by reference therein.

Item 3.02	Unregistered Sales of Equity Securities.

As described in Item 1.01 to this Current Report on Form 8-K, as part of the upfront payment for the Acquisition, Juno issued an aggregate of 486,279 shares of Juno’s common stock to five individuals in exchange for the equity interests in Stage held by such individuals or in settlement of equity-based awards held by such individuals. The offer, sale, and issuance of the shares were exempt from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended, as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

2.1#+†	Share Purchase Agreement, dated May 11, 2015, by and among Dr. Herbert Stadler, Dr. Lothar Germeroth, Prof. Dr. Dirk Busch, and the registrant

99.1	Press Release of Juno Therapeutics, Inc., dated May 11, 2015

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to Stage, Juno, or the Acquisition.
+	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.
†	The exhibits and schedules to this agreement have been omitted in reliance on Item 601(b)(2) of Regulation S-K promulgated by the SEC, and a copy thereof will be furnished supplementally to the SEC upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JUNO THERAPEUTICS, INC.

Date: May 11, 2015	By:	/s/ Bernard J. Cassidy
	Name:	Bernard J. Cassidy
	Title:	General Counsel and Secretary

EXHIBIT INDEX

Exhibit Number	Description

2.1#+†	Share Purchase Agreement, dated May 11, 2015, by and among Dr. Herbert Stadler, Dr. Lothar Germeroth, Prof. Dr. Dirk Busch, and the registrant

99.1	Press Release of Juno Therapeutics, Inc., dated May 11, 2015

#	The representations and warranties contained in this agreement were made only for purposes of the transactions contemplated by the agreement as of specific dates and may have been qualified by certain disclosures between the parties and a contractual standard of materiality different from those generally applicable under securities laws, among other limitations. The representations and warranties were made for purposes of allocating contractual risk between the parties to the agreement and should not be relied upon as a disclosure of factual information relating to Stage, Juno, or the Acquisition.
+	Portions of this exhibit (indicated by asterisks) have been omitted pursuant to a request for confidential treatment and this exhibit has been filed separately with the SEC.
†	The exhibits and schedules to this agreement have been omitted in reliance on Item 601(b)(2) of Regulation S-K promulgated by the SEC, and a copy thereof will be furnished supplementally to the SEC upon its request.